UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 13, 2005

RAINMAKER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)

900 E. Hamilton Avenue Campbell, CA	95066
(Address of principal executive offices)	(Zip Code)

Formerly 1800 Green Hills Rd. Scotts Valley, CA

(408) 626-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On December 13, 2005, pursuant to the employment agreement dated February 24, 2005 between the Company and Mr. Steve Valenzuela, Chief Financial Officer, the Company and Mr. Valenzuela have agreed to an increase in the annual incentive bonus available to Mr. Valenzuela. Beginning January 1, 2006, Mr. Valenzuela will be eligible to earn a bonus of up to $60,000 annually should the Company achieve its revenue and net income targets. Previously, Mr. Valenzuela was eligible to earn an annual bonus of up to $25,000. All other terms of Mr. Valenzuela’s employment agreement dated February 24, 2005 are unchanged and will continue to regulate the terms of any bonus that may be paid to Mr. Valenzuela.

SIGNATURES*

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

December 19, 2005		/s/ STEVE VALENZUELA
Date		(Signature)

	By:	/s/ STEVE VALENZUELA
	Title:	Chief Financial Officer